SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to Rule 14a-12.

MAGMA DESIGN AUTOMATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

MAGMA DESIGN AUTOMATION, INC.

2 RESULTS WAY

CUPERTINO, CALIFORNIA 95014

(408) 864-2000

July 18, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Magma Design Automation, Inc. that will be held on Friday, August 29, 2003, at 10:00 a.m. at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California.

The formal notice of the Annual Meeting of Stockholders and the Proxy Statement are included with this invitation.

After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy in the enclosed prepaid envelope, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON. Your vote is important, so please return your proxy promptly. A copy of our 2003 Annual Report to Stockholders is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

Rajeev Madhavan

Chairman of the Board and

Chief Executive Officer

MAGMA DESIGN AUTOMATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 29, 2003

To the Stockholders of Magma Design Automation, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Magma Design Automation, Inc., a Delaware corporation, will be held on Friday, August 29, 2003 at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California, at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect two Class II directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To amend the 2001 Stock Incentive Plan to change the vesting applicable to annual non-employee director grants;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as Magma’s independent accountants; and

4.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on July 14, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the office of Magma’s Secretary, 2 Results Way, Cupertino, California, for ten days prior to the meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

Rajeev Madhavan

Chairman of the Board and

Chief Executive Officer

July 18, 2003

MAGMA DESIGN AUTOMATION, INC.

2 RESULTS WAY

CUPERTINO, CALIFORNIA 95014

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Magma Design Automation, Inc., a Delaware corporation, of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of Magma to be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California, on Friday, August 29, 2003 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof (the “Annual Meeting”). Magma’s principal executive offices are located at 2 Results Way, Cupertino, California, 95014 and its telephone number is (408) 864-2000.

Magma’s 2003 Annual Report to stockholders, including the Annual Report on Form 10-K, containing financial statements and financial statement schedules required to be filed for the year ended March 31, 2003, is being mailed together with these proxy solicitation materials to all stockholders entitled to vote at the Annual Meeting. This Proxy Statement, the accompanying form of proxy and Magma’s Annual Report will first be mailed to stockholders entitled to vote at the Annual Meeting on or about July 28, 2003.

Who Can Vote

Stockholders of record at the close of business on July 14, 2003 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, Magma had 31,808,707 shares of common stock, $.0001 par value, outstanding.

How You Can Vote

You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the proxy card in the enclosed prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. The shares represented by the proxies received in response to this solicitation and not properly revoked prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by a stockholder on the proxy card, the shares will be voted accordingly. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for director listed in this Proxy Statement and FOR the ratification of the appointment of Magma’s independent accountants.

Registered stockholders can simplify their voting and save Magma additional expense by calling (800) 435-6710 or voting via the Internet at http://www.eproxy.com/lava. Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by 4:00 p.m., Eastern Time, on August 28, 2003. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to the Secretary of Magma prior to or at the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote and Voting of Proxies

On all matters, each holder of common stock is entitled to one vote for each share held as of the Record Date. Directors are elected by a plurality vote; the two nominees who receive the most votes cast in their favor will be elected to serve as directors. Proposals 2 and 3 will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on those proposals.

Magma’s non-employee directors have an interest in the approval of Proposal 2 because they, along with all other individuals eligible to participate in the 2001 Stock Incentive Plan, are eligible to receive option grants and other awards under that plan.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether or not a quorum is present. In general, under Delaware law and Magma’s bylaws a quorum for the transaction of business at the Annual Meeting is established if a majority of shares entitled to vote are present or represented by proxy at the meeting.

Abstentions with respect to any proposal, with the exception of proposals on the election of directors, are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. If a broker that is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

IMPORTANT

Please mark, sign and date the enclosed proxy and return it in the enclosed postage-prepaid return envelope so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of approximately equal size. In July 2003 the Board increased the number of its authorized members to eight and appointed two new members. Effective as of the Annual Meeting, the size of the Board will be reduced to six, as the previously announced resignations of two members will be effective as of that date.

The Class I directors are currently Roy E. Jewell, Thomas M. Rohrs and Rajesh Parekh. Mr. Parekh has announced his resignation effective as of the Annual Meeting. Accordingly, after the Annual Meeting Mr. Jewell and Mr. Rohrs will be the only Class I directors, with terms expiring at the 2005 Annual Meeting.

Two Class II directors will be elected at the 2003 Annual Meeting to serve until the 2006 Annual Meeting. The nominees of the Board to serve as the two Class II members of the Board are Timothy J. Ng and Chet Silvestri. Mr. Ng was appointed a Class II director in March 2003; Mr. Silvestri was appointed in July 2003. If either nominee is unable or declines to serve as a director at the time of the Annual Meeting, an event not currently anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. All nominees have agreed to serve as directors if elected. Mark W. Perry, who is currently a Class II director, will serve the balance of his term, which ends at the 2003 Annual Meeting.

The Class III directors are currently Rajeev Madhavan and S. Atiq Raza. Mr. Raza has announced his resignation effective as of the Annual Meeting, and Mr. Perry has been appointed to take his position as of then.

Biographical information concerning each of the nominees and directors is set forth below:

Name	Served as Director Since	Age	Principal Business Experience
Timothy J. Ng	2003	38	Timothy J. Ng was appointed to Magma’s Board in March 2003. Mr. Ng is Managing Director at SoundView Technology Group, Inc., a technology-focused investment bank, where he has also served as the head of SoundView’s mergers and acquisitions group since April 2003. From December 2002 until April 2003, Mr. Ng served as a consultant to the high tech industry. Mr. Ng was employed by Credit Suisse First Boston from April 1999 until December 2002, most recently as a managing director in the mergers and acquisitions department and the Global Technology Group. From 1995 to April 1999, Mr. Ng was a Director at Cowen & Company, a technology and health care industry-focused investment bank, where he co-founded the mergers and acquisitions group. From 1986 to 1995, Mr. Ng served in various corporate finance and mergers and acquisitions positions at Morgan Stanley Dean Witter and The First Boston Corporation, which are global investment banking institutions.

Chet Silvestri	2003	54	Mr. Silvestri was appointed to Magma’s Board in July 2003. Mr. Silvestri has been Chief Executive Officer of ParthusCeva, Inc., a licensor of digital signal processing cores and platform-level intellectual property to semiconductor and electronic industries, since June 2003. Mr. Silvestri has over 25 years’ experience in the semiconductor industry. From January 2003 until his appointment at ParthusCeva, Mr. Silvestri served as a consultant to the high tech industry. From June 2002 to January 2003, Mr. Silvestri held the position of Chairman of Arcot Systems, having been President and CEO from June 1999 to June 2002. Arcot Systems is the developer of the “Verified by Visa” credit card authentication software product.

From 1998 to June 1999, Mr. Silvestri was COO of Tripath Technology, Inc. From 1992 to 1998, Mr. Silvestri held various positions at Sun Microsystems, Inc., most recently as President of the Microelectronic Division. Prior to Sun, Mr. Silvestri was Vice President and General Manager of the Technology Licensing division of MIPS Computer Systems, Inc. from 1986 to 1992. Before joining MIPS, Mr. Silvestri held various marketing management positions at Intel, both in the U.S. and in Europe.

Required Vote

The nominees for the two Class II director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Biographical information concerning the Class III directors as of the Annual Meeting, who will serve until the 2004 Annual Meeting, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Rajeev Madhavan	1997	37	Rajeev Madhavan, one of Magma’s founders, has served as Chief Executive Officer and Chairman of the Board of Directors since Magma’s inception in March 1997. Prior to co-founding Magma, from 1994 until 1997, Mr. Madhavan founded and served as the President and Chief Executive Officer of Ambit Design Systems, Inc., an electronic design automation software company, later acquired by Cadence Design Systems, Inc., an electronic design automation software company.

Mark W. Perry	1999	60	Mark W. Perry has served as one of Magma’s directors since April 1999. Mr. Perry has been a general partner of New Enterprise Associates since 1996. From 1994 to 1995, Mr. Perry served as President and Chief Executive Officer and then as Chairman of Viewstar Corporation, a leading provider of business process automation, client/server software. From 1985 to 1994, Mr. Perry held various executive officer positions at Silicon Graphics, Inc., most recently as Vice Chairman, and was a member of the board of directors from 1992 through 1995. Mr. Perry also serves on the board of TiVo Inc., a provider of television services for digital video recorders.

Biographical information concerning the Class I directors as of the Annual Meeting, who will serve until the 2005 Annual Meeting, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Roy E. Jewell	2001	48	Roy E. Jewell has served as Magma’s President since May 2001 and as one of its directors since July 2001. Mr. Jewell has served as Magma’s Chief Operating Officer since March 2001. From March 1999 to March 2001, Mr. Jewell served initially as the Chief Executive Officer and later as a consultant to a company he co-founded, Clarisay, Inc., a supplier of surface acoustic wave filters. From January 1998 to March 1999, Mr. Jewell was a member of the CEO Staff at Avant! Corporation, a provider of software products for integrated circuit designs. From 1992 to 1998, Mr. Jewell was the President and Chief Executive Officer of Technology Modeling Associates, Inc. or TMA, subsequently acquired by Avant! Corporation. Prior to that time, Mr. Jewell served in various marketing positions at TMA.

Thomas M. Rohrs	2003	52	Mr. Rohrs was appointed to Magma’s Board in July 2003. Mr. Rohrs currently serves as an independent advisor or consultant to a number of companies. In addition, Mr. Rohrs currently serves on the board of directors of several private companies, including Ultra Clean Technology, Inc., Ion Systems, Inc., Sieger Engineering, Inc. and nthOrbit, Inc. From December 1997 until June 2002, Mr. Rohrs was an executive at Applied Materials, Inc., a manufacturer of products and services to the semiconductor industry, most recently as Senior Vice President, Global Operations and Member of the Executive Committee. From 1992 to 1997, Mr. Rohrs held various positions at Silicon Graphics, Inc., a computer hardware company, most recently as Vice President, Worldwide Operations. From 1989 to 1992, Mr. Rohrs was Senior Vice President, Manufacturing and Customer Service, of MIPS Computer Systems. From 1977 to 1989, Mr. Rohrs held various management positions at Hewlett Packard Company, most recently as Group Operations Manager, Personal Computer Group.

Board Meetings and Committees

The Board of Directors held six meetings during the year ended March 31, 2003. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such directors served except for Mr. Bechtolsheim. Mr. Bechtolsheim resigned his position on the board on February 10, 2003, and Mr. Ng was appointed to fill the vacancy on the board. Magma does not have a nominating committee.

Compensation Committee

Members:	The members of the Compensation Committee are currently Messrs. Parekh (Chairman), Ng and Perry. After the Annual Meeting, assuming the nominees are elected, the members of the Compensation Committee will be Messrs. Ng, Perry, Rohrs and Silvestri.

Number of Meetings:	Three

Functions:	Reviews the performance of and establishes the compensation of Magma’s executive officers, recommends guidelines for the review of performance and the establishment of compensation and benefit policies for all other employees and establishes compensation for members of Magma’s Board of Directors. Adopts, approves and administers Magma’s compensation plans, programs and arrangements for officers and other employees and consultants of Magma and its subsidiaries, approves the grant or payment of stock options or other awards under the benefit plans, programs or arrangements and conducts the reviews, investigations and surveys that the Compensation Committee considers to be appropriate and necessary to carry out its duties. Performs other activities and functions related to executive compensation as may be assigned from time to time by the Board of Directors.

Audit Committee

Members:	The current members of the Audit Committee are Messrs. Perry (Chairman), Parekh and Raza. After the Annual Meeting, assuming the nominees are elected, the members of the Audit Committee will be Messrs. Perry, Rohrs and Silvestri.

Number of Meetings:	Seven

Functions:	Responsible for the appointment, oversight and compensation of the independent accountants for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. Pre-approves all audit services and permitted non-audit services. Reviews the annual audited financial statements with management and Magma’s independent accountants including a discussion of the reasonableness of judgments and estimates made in preparation of the financial statements that may be viewed as critical and the clarity of financial statement disclosures. Consults with management and Magma’s independent accountants prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of Magma’s financial affairs. Recommends that the audited financial statements be included in the Annual Report on Form 10-K. Reviews Magma’s quarterly financial statements with management and the independent accountants. Reviews major changes to Magma’s auditing and accounting principles and practices as suggested by the independent accountants or management.

Director Compensation

Directors who are employees of Magma do not receive compensation for service on the Board of Directors. For a description of compensation agreements with Messrs. Madhavan and Jewell, see “Executive Compensation—Employment Agreements and Change of Control Agreements.” During fiscal 2003, Messrs. Madhavan and Jewell were Magma’s only employee directors.

Directors who are not employees of Magma receive a cash retainer of $15,000 per year for services as a member of the Board of the Directors. In addition, the Chairman of each Committee receives a fee of $2,000 for each Committee meeting, and the members of the two Board Committees receive a fee of $1,000 for each meeting attended. Pursuant to the 2001 Stock Incentive Plan, which was approved by Magma’s stockholders, each non-employee director also receives an annual stock option grant as well as an initial stock option grant upon appointment or election to the Board of Directors. Each new non-employee director receives an initial stock option grant to purchase 50,000 shares of Magma common stock upon appointment or election. The initial option vests as to 25% of the shares on the first anniversary of the date of grant with the remaining shares vesting monthly over the following three years. Following the conclusion of each regular annual meeting of stockholders, each continuing non-employee director receives an additional option to purchase 20,000 shares at an exercise price equal to the fair market value of the common stock on the date of grant. When a non-employee director is appointed to the Board of Directors at a time other than at an annual meeting, such director receives a pro rata portion of the 20,000 share grant. If proposal No. 2 is passed, the annual grants and the interim grants, if any, will vest in full on the day immediately prior to the annual meeting of stockholders in the year immediately following the year of the grant if the director continues as a member of the Board on that date. If proposal No. 2 is not passed, these options will vest on the same schedule as the initial options. All options will vest fully upon a change in control of Magma, as set forth under the 2001 Stock Incentive Plan. It is Magma’s policy to reimburse each non-employee member of the Board of Directors for out-of-pocket expenses incurred in attending meetings of the Board or its Committees.

Compensation Committee Interlocks and Insider Participation

Messrs. Parekh and Perry, both non-employee directors, served as members of the Compensation Committee during fiscal 2003. Mr. Bechtolsheim served on the Compensation Committee until his resignation in February 2003. Mr. Ng then served on the Compensation Committee through the end of fiscal 2003. None of Magma’s executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of Magma’s Board of Directors or Compensation Committee. Mr. Ng was employed by Credit Suisse First Boston (“CSFB”) from 1999 through 2002, most recently as a managing director in the mergers and acquisitions department and the Global Technology Group. CFSB was the lead manager of Magma’s May 2003 convertible note private placement, at which time Magma and CSFB also entered into convertible note hedge and warrant transactions. CFSB was also the lead underwriter of Magma’s initial public offering in November 2001. Magma is likely to continue its business relationship with CSFB.

PROPOSAL NO. 2

AMENDMENT TO THE 2001 STOCK INCENTIVE PLAN

Magma’s stockholders are being asked to approve an amendment to the 2001 Stock Incentive Plan (the “plan”) to provide that annual stock option grants (other than initial grants) to non-employee directors will vest over a shortened period of time. In particular, if this Proposal No. 2 is approved, these annual grants will vest over a one-year period, rather than over a four-year period. Initial grants to directors will continue to vest over a four-year period at the rate of 25% on the first anniversary of the date of grant and in equal monthly installments thereafter.

The Board of Directors believes this amendment is necessary for Magma to continue to attract and retain the services of highly qualified independent directors. As of March 31, 2003, there were 2,743,954 shares of common stock available for issuance under the plan.

Terms of the 2001 Stock Incentive Plan

Term of the Plan.    The plan was first adopted by the Board of Directors in May 2001 and was approved by Magma’s stockholders in August 2001. It became effective November 19, 2001, the date of Magma’s initial public offering. The plan will terminate in May 2011, unless it is terminated earlier by the Board of Directors.

Administration of the Plan.    The plan is administered by Magma’s Compensation Committee, which currently consists of Messrs. Parekh, Ng and Perry and, after the Annual Meeting, is expected to consist of Messrs. Ng, Perry, Rohrs and Silvestri. Except for the automatic option grants to non-employee directors described below, the Compensation Committee has the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan, and its decisions are final and binding on all participants under the plan. The Compensation Committee may delegate to a committee of one or more directors the authority to grant awards under the plan to employees who are not considered officers or directors of Magma under Section 16 of the Securities Exchange Act of 1934.

Amendment of the Plan.    The Board of Directors may amend the plan at any time. Rights and obligations under any option granted before amendment of the plan shall not be materially impaired by such amendment, except with consent of the person to whom the option was granted. An amendment to the plan shall be subject to the approval of stockholders only to the extent required by applicable laws, regulations or rules. As a condition to its listing on the NASDAQ National Market, Magma is required to obtain shareholder approval of any material amendment to the plan.

Shares Reserved Under the Plan.    2,000,000 shares of common stock were initially reserved for issuance under the plan. The number of shares reserved for issuance will increase automatically on January 1 of each year by an amount equal to the lesser of 6 million shares or 6% of Magma’s total outstanding shares of common stock as of the immediately preceding December 31, or a lesser amount as determined by the Board of Directors. In addition, shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), and shares that are subject to an award granted but are forfeited or repurchased by Magma at the original issue price, or that are subject to an award that terminates without shares being issued, will again be available for grant and issuance under the plan.

Eligibility.    The plan provides that awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of Magma or of any parent, subsidiary or affiliate of Magma as the Compensation Committee may determine. The plan authorizes the award of options that qualify as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options (“NQSOs”), restricted stock awards, stock appreciation rights and stock units, provided that only employees may receive ISOs. NQSOs and all awards other than ISOs may be granted to employees and all other participants under the plan. No participant will be eligible to receive more than 1,000,000 shares in any fiscal year pursuant to the grant of a stock option under the plan, and no participant will be eligible to receive more than 1,000,000 shares in any fiscal year pursuant to the grant of a stock appreciation right under the plan. As of March 31, 2003, approximately 270 people were eligible to participate in the plan.

Terms of Options.    As discussed above, the Compensation Committee determines many of the terms and conditions of awards granted under the plan, including whether an option will be an ISO or a NQSO. Each option is evidenced by an agreement in such form as the Compensation Committee approves and is subject to the following conditions (as described in further detail in the plan):

•	Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee and as set forth in the related stock option agreement. To date, as a matter of practice, options have generally been subject to a four-year vesting period. The maximum term of each option is ten years from the date of grant (or five years in the case of an option granted to a 10% or greater stockholder).

•	Exercise Price: Each stock option agreement states the exercise price of the options, which, for all ISOs and NQSOs granted to non-employee directors, may not be less than 100% of the fair market value of Magma’s common stock on the date of grant (and not less than 110% with respect to an ISO granted to a 10% or greater stockholder). NQSOs granted to participants other than non-employee directors may be at an exercise price as determined by the Compensation Committee, provided that such exercise price may not be less than the par value of Magma’s common stock.

•	Method of Exercise: The exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Compensation Committee, in a number of other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service with Magma or the death or disability of the participant. Options granted under the plan generally expire 3 months after the termination of the participant’s service to Magma, except in the case of death or disability, in which case the awards generally may be exercised up to 6 months following the date of death or disability.

•	Acceleration; Change of Control: The Compensation Committee may provide, at the time an award is granted or thereafter, that the vesting and exercisability of such award shall accelerate in the event of a participant’s death, disability or retirement or upon a Change of Control of Magma (as defined in the plan), provided that, with respect to an ISO, such acceleration shall not occur without the participant’s consent. NQSOs granted to non-employee directors will become 100% vested and exercisable in the event of a Change of Control. In the event Magma is a party to a merger or reorganization, outstanding awards shall be subject to the agreement of merger or reorganization, which shall provide for the continuation, assumption, substitution, acceleration or settlement of such awards. Options, stock appreciation rights and stock units shall terminate, to the extent not previously exercised or settled, immediately prior to dissolution or liquidation.

Non-Employee Director Option Grants.    Upon first joining the Board of Directors, each non-employee director will receive an automatic stock option grant for 50,000 shares. In addition, on the first business day following the annual meeting of stockholders, each non-employee director who will continue serving on the Board of Directors will receive an automatic stock option grant for 20,000 shares, provided that a non-employee director who is first elected to the Board of Directors other than at the annual meeting of stockholders shall receive an automatic stock option grant for a pro rata portion of 20,000 shares, based on the number of months remaining until the next annual meeting of stockholders. Stock option grants to non-employee directors become vested and exercisable over a four-year period at a rate of 25% on the first anniversary of the grant and in equal monthly installments thereafter, subject to continued service with Magma or a parent, subsidiary or affiliate of Magma, provided that such options will become 100% vested and exercisable in the event of a Change of Control. As of March 31, 2003, Magma’s Board of Directors included four non-employee directors who were eligible to receive these automatic stock option grants.

Proposed Amendment to Non-Employee Director Option Grants.    If Proposal No. 2 is approved, annual automatic stock option grants of 20,000 shares (or such pro rata portion thereof, as applicable) to non-employee directors will become 100% vested and exercisable on the day immediately prior to the annual meeting of stockholders in the year immediately following the year of the grant, subject to continued service with Magma or a parent, subsidiary or affiliate of Magma. Currently, these annual automatic stock option grants vest over a four-year period at a rate of 25% on the first anniversary of the grant and in equal monthly installments thereafter.

Terms of Other Awards.    Restricted stock awards, stock appreciation rights and stock units are evidenced by a written agreement and are subject to the terms and conditions as determined by the Compensation Committee, which may or may not require that such awards be subject to vesting. The exercise price for such awards is typically payable in cash or by check, but may also be payable, at the discretion of the Compensation Committee, in a number of other forms of consideration. In the event of a Change of Control, merger or other reorganization, awards under the plan will be treated as set forth under subsection Acceleration; Change of Control of the section entitled Terms of Options above.

Federal Income Tax Information

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Magma and participating employees associated with awards granted under the plan. The U.S. federal tax laws may change and the U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Each participating employee has been and is encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Plan.

Tax Treatment of the Participant

Incentive Stock Options.    An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless the optionee is subject to the alternative minimum tax. If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the option grant date, the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the optionee disposes of ISO Shares prior to the expiration of either required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax.    The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the alternative minimum tax (“AMT”). The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% percent in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount (currently, $58,000 in the case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as the exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Nonqualified Stock Options.    An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and may be subject to income tax withholding by Magma (either by payment in cash or withholding out of the optionee’s salary). Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss.

Restricted Stock.    A transferee receiving restricted shares for services recognizes taxable income when the shares become substantially vested, generally when they are transferable or no longer subject to a substantial risk of forfeiture. Restricted shares will become substantially vested under the plan as the company’s right of repurchase lapses. Upon vesting, the transferee will include in ordinary income (and may be subject to withholding by Magma) an amount equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the transferee, subsequent appreciation or depreciation in the value of the shares is treated as capital gain or loss.

A transferee can make an election with the IRS, not later than 30 days after the date of the transfer of the restricted shares, to include in income as compensation (treated as ordinary income), in the year of the transfer of such restricted shares, an amount equal to the difference between the fair market value of such shares on the date of transfer and any amount paid for such shares. The included amount must be treated as ordinary income by the transferee and may be subject to income tax withholding by Magma. Income is not again required to be included upon the lapse of the restrictions. However, upon resale of the shares by the transferee, any appreciation or depreciation in the value of the shares after the date of receipt will be treated as capital gain or loss.

Stock Appreciation Rights and Stock Units.    Participants will generally be taxed on stock appreciation rights and stock units when they receive stock or cash, unless there are restrictions on the shares that enable the participants to defer the tax.

Maximum Tax Rates.    The maximum federal tax rate applicable to ordinary income is 35%. Long-term capital gain on stock held for more than twelve months will be taxed at a maximum rate of 20%. Capital gains may be offset by capital losses and up to $3,000 of capital losses may be offset annually against ordinary income.

Tax Treatment of Magma

Magma will be entitled to a deduction in connection with the exercise of a NQSO by a domestic employee or other person to the extent that the optionee recognizes ordinary income. Magma will be entitled to a deduction in connection with the disposition of shares acquired under an ISO only to the extent that the optionee recognizes ordinary income on a disqualifying disposition of the ISO Shares.

ERISA Information

The plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

History of Grants

Magma’s named executive officers identified under the Summary Compensation Table below have been granted options to purchase shares under the 2001 Stock Incentive Plan, over the life of the plan, as follows:

Named Executive Officers	Options Received
Rajeev Madhavan	60,000
Roy E. Jewell	60,000
Saeid Ghafouri	290,000
Hamid Savoj	50,000
Gregory Walker	300,000
Robert A. Sheffield	0

Magma’s current executive officers as a group, current non-employee directors as a group, each nominee for election at the Annual Meeting and its current employees (excluding executive officers and directors) as of March 31, 2003 have been granted options to purchase shares under the 2001 Stock Incentive Plan, over the life of the plan, as follows:

Groups and Nominees	Options Received
Current executive officers	1,060,000
Current non-employee directors	60,000
Timothy J. Ng	0
Chet Silvestri	0
Current employees (excluding executive officers and directors)	2,000,204

The amounts of future option grants under the 2001 Stock Incentive Plan to Magma’s named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees as a group (including all officers who are not executive officers), are not determinable because, under the terms of the 2001 Stock Incentive Plan, such grants are made in the discretion of the Compensation Committee. The exercise prices of options to be granted in the future under the 2001 Stock Incentive Plan are not determinable because they will be based upon the fair market value of Magma’s common stock on the date of grant. However, all members of the Board of Directors who are not executive officers will automatically be granted stock options as described above under “Director Compensation.” The closing price per share of Magma’s common stock as reported on the Nasdaq Stock Market on June 30, 2003 was $17.15.

Magma’s Other Employee Benefit Plans

As of March 31, 2003, Magma maintained the 2001 Stock Incentive Plan and the 2001 Employee Stock Purchase Plan, each of which was approved by Magma’s stockholders. As of March 31, 2003 options to purchase 3,169,715 shares were outstanding under the 2001 Stock Incentive Plan, and 2,743,954 shares were available for future awards. As a result of the 2001 Stock Incentive Plan becoming effective, no further shares of common stock were available for issuance under the prior plans, including the 1997 Stock Incentive Plan, the 1998 Stock Incentive Plan and the Moscape 1997 Incentive Stock Plan. As of March 31, 2003, options to purchase 38,200, 3,009,246 and 74,473 shares were outstanding under the 1997 Stock Incentive Plan, the 1998 Stock Incentive Plan and the Moscape 1997 Incentive Stock Plan, respectively. There were 1,359,186 shares available for issuance under the 2001 Employee Stock Purchase Plan, which permits employees to use payroll deductions to purchase shares of common stock at discounted prices.

EQUITY COMPENSATION PLAN INFORMATION

As of March 31, 2003, Magma maintained its 2001 Stock Incentive Plan and 2001 Employee Stock Purchase Plan, both of which were approved by stockholders. Magma’s 1997 Stock Incentive Plan and 1998 Stock Incentive Plan, both of which were terminated in connection with Magma’s initial public offering in November 2001, were also approved by stockholders. The following table gives information about equity awards under those plans as of March 31, 2003:

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Equity Compensation Plans (Excluding Shares Reflected in Column (a))

Equity compensation plans approved by stockholders	6,217,161	$7.7245	4,103,140	(1)(2)
Equity compensation plans not approved by stockholders (3)	—	—	—

Total	6,217,161	$7.7245	4,103,140

(1)	Of this amount, 2,743,954 shares remained available for grant under the 2001 Stock Incentive Plan and 1,359,186 shares remained available for grant under the 2001 Employee Stock Purchase Plan. All of the shares available for grant under the 2001 Stock Incentive Plan may be issued as restricted stock, although we currently have no intention to do so.

(2)	The 2001 Stock Incentive Plan contains an “evergreen” provision whereby the number of shares reserved for issuance increases automatically on January 1 of each year by an amount equal to the lesser of 6 million shares or 6% of Magma’s total outstanding shares of common stock as of the immediately preceding December 31, or a lesser amount as determined by the Board of Directors. The 2001 Employee Stock Purchase Plan contains an “evergreen” provision whereby the number of shares reserved for issuance increases automatically on April 1 of each year by an amount equal to the lesser of 3 million shares or 3% of Magma’s total outstanding shares of common stock on that date, or a lesser amount determined by the Board of Directors.

(3)	In connection with Magma’s acquisition of Moscape, Inc. in August 2000, Magma assumed options to purchase stock initially granted under Moscape’s 1997 Stock Incentive Plan. The options have been converted into options to purchase Magma common stock on the terms specified in the agreement and plan of reorganization with Moscape but are otherwise administered in accordance with the terms of Moscape’s plan. No additional awards have been or will be made under Moscape’s plan. The options generally vest over four years and expire ten years after the date of grant. As of March 31, 2003, there were outstanding options to purchase a total of 74,473 shares of Magma common stock under this plan, with a weighted average exercise price of $4.9218 per share. Information regarding these assumed options is not included in the table above.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy.

The Board of Directors recommends a vote “FOR” the amendment to the 2001 Stock Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP (“PwC”) as Magma’s independent accountants for the fiscal year ending March 31, 2004, subject to ratification by the stockholders. Representatives of PwC are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Representatives of KPMG LLP (“KPMG”), Magma’s former independent accountants, are not expected to be present at the Annual Meeting.

KPMG prepared a report on the financial statements of Magma for each of the fiscal years ended March 31, 2003 and 2002. KPMG did not include, in any report on Magma’s financial statements, an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles.

During Magma’s two most recent fiscal years ended March 31, 2003, and the subsequent interim period through June 24, 2003, there were no disagreements between Magma and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its reports on Magma’s financial statements.

During Magma’s two most recent fiscal years ended March 31, 2003, and the subsequent interim period through June 24, 2003, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the Audit Committee and management that KPMG noted a deficiency related to Magma’s inability to complete its quarterly and year-end financial close process without adjustments proposed by KPMG. Such adjustments related to matters such as revenue recognition, accounts payable, accrued liabilities, prepaid commissions and strategic investments. The deficiency was not considered to be a material weakness under the standards established by the American Institute of Certified Public Accountants. The subject matter of the deficiency was discussed with Magma’s Audit Committee as were the proposed remedial actions. As a result of the notification of the deficiency, Magma has expanded the scope of periodic communications between the finance department and other operational departments and expanded the formal reporting procedures to improve the controls over the financial close process.

Magma has authorized KPMG to respond fully to the inquiries of PwC. Magma has provided KPMG with a copy of the foregoing disclosures. Magma has received KPMG’s response letter and has filed it with the SEC.

During Magma’s two most recent fiscal years ended March 31, 2003, and the subsequent interim period through June 24, 2003, Magma did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit And Non-Audit Fees

Audit Fees.    The aggregate fees billed by KPMG for professional services rendered for the audit of Magma’s annual financial statements for fiscal year 2003 and for the reviews of the financial statements included in Magma’s quarterly reports during such period were $557,300.

Financial Information Systems Design and Implementation Fees.    No fees were billed for professional services rendered for information technology services related to financial information systems design and implementation by KPMG for fiscal year 2003, as no such services were rendered.

All Other Fees.    The aggregate fees billed for services rendered by KPMG for fiscal year 2003 other than for the services described above, including tax consulting and other services, were $191,860.

Upon consideration, the Audit Committee determined that the provision of the services other than the audit services was compatible with maintaining KPMG’s independence.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy. In the event ratification is not obtained, the Board of Directors will review its future selection of Magma’s independent accountants.

The Board of Directors recommends a vote “FOR” ratification of PricewaterhouseCoopers LLP as Magma’s independent accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2003 as to shares of common stock beneficially owned by: (i) each person who is known by Magma to own beneficially more than 5% of its common stock; (ii) each of Magma’s executive officers named under “Executive Compensation—Summary Compensation Table;” (iii) each of Magma’s current directors; (iv) each of Magma’s nominees for director; and (v) all directors and executive officers of Magma as a group. Beneficial ownership information is based upon information furnished by the respective stockholders. Unless otherwise noted below, the address of each beneficial owner is c/o Magma Design Automation, Inc., 2 Results Way, Cupertino, California 95014. The percentage of common stock beneficially owned is based on 30,728,456 shares outstanding as of June 30, 2003. Shares of common stock that may be issued pursuant to the exercise or conversion of options, warrants or convertible securities within 60 days of June 30, 2003, are deemed to be issued and outstanding in calculating the percentage ownership of those individuals possessing such interest, but not for any other individuals.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Federated Investors, Inc. (2)	3,526,200	11.5
Andreas Bechtolsheim (3)	3,063,071	10.0
Citadel Limited Partnership (4)	1,662,291	5.3

Named Executive Officers and Directors:
Rajeev Madhavan (5)	2,972,961	9.6
Roy E. Jewell (6)	518,596	1.7
Saeid Ghafouri (7)	87,500	*
Hamid Savoj (8)	585,789	1.9
Gregory C. Walker (9)	63,331	*
Timothy J. Ng	—	*
Rajesh Parekh (10)	488,024	1.6
Mark W. Perry (11)	342,510	1.1
S. Atiq Raza (12)	254,667	*
Tom Rohrs	—	*
Chet Silvestri	—	*
All directors and executive officers as a group (12 persons) (13)	5,402,310	16.9

*	Amount represents less than 1% of the outstanding shares of Magma’s common stock.
(1)	To Magma’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.
(2)	Based upon a Schedule 13G dated February 13, 2003, indicating that Federated Investors Inc. (FI) has sole voting and sole dispositive power with respect to these shares. In addition, the Schedule 13G reflects that the Voting Shares Irrevocable Trust has sole voting and sole dispositive power over these shares. The Schedule 13G also reflects that John F. Donahue, Rhodora J. Donahue, and J. Christopher Donahue each has shared voting power and shared dispositive power over these shares. Shareholder’s address is Federated Investors Tower, Pittsburgh, Pennsylvania 15222.
(3)	Mr. Bechtolsheim resigned as a director of Magma in February 2003.
(4)	Based upon a Schedule 13G dated June 19, 2003, indicating that Citadel Limited Partnership had shared voting power over 49,700 shares of common stock and $38,000,000 in principal amount of Magma’s Zero Coupon Convertible Subordinated Notes due May 15, 2008, that are convertible into 1,662,291 shares of common stock. In addition, the Schedule 13G reflects that GLB Partners, L.P., Citadel Investment Group, L.L.C., Kenneth Griffin, Citadel Wellington Partners L.P., Citadel Kensington Global Strategies Fund Ltd., Citadel Equity Fund Ltd., Citadel Jackson Investment Fund Ltd., and Aragon Investments, Ltd., each have shared voting power over these same shares. Shareholder’s address is 131 S. Dearborn Street, Chicago, Illinois 60603.

(5)	Includes 387,857 shares issuable upon exercise of options. Also, includes 1,169,425 shares held by the Madhavan Living Trust UAD 10/29/1998. Mr. Madhavan and his spouse, Geetha Madhavan, are trustees of the Madhavan Living Trust UAD 10/29/1998.
(6)	Includes 352,417 shares issuable upon exercise of options.
(7)	Includes 87,500 shares issuable upon exercise of options.
(8)	Includes 130,640 shares issuable upon exercise of options.
(9)	Includes 62,500 shares issuable upon the exercise of options.
(10)	Includes 413,703 shares held by the Parekh Family Trust U/D/T Dated 10/14/1991; Mr. Parekh and his spouse, Daksha Parekh, are trustees. Also includes 27,518 shares held by the Parekh R84 Trust U/D/T dated September 22, 1998; Mr. Parekh and his spouse, Daksha Parekh are trustees. Includes 43,901 shares held by the Parekh R88 Trust U/D/T dated September 22, 1998 of which Mr. Parekh and his spouse are trustees.
(11)	Includes 268,767 shares reported to be held by New Enterprise Associates 9, Limited Partnership (“NEA 9”). NEA Partners 9, Limited Partnership (“NEA Partners 9”) is the sole general partner of NEA 9. As the general partner of NEA Partners 9, Mr. Perry may be deemed to own beneficially and have shared power to vote, direct the vote of, dispose of or direct the disposition of 268,767 shares. Also includes 2,259 shares held by MWP Investment Partnership of which Mr. Perry is the general partner; 173 shares held by the Scott Morris Trust U/A 6/30/97 of which Mr. Perry is the trustee; 405 shares held by the Perry Residential trust dated 3/27/99 of which Mr. Perry and Maureen Jane Perry are trustees; and 192 shares held by the MWP Revocable Trust dated 12/01/98 of which Mr. Perry is the trustee. Also includes 70,714 shares beneficially owned pursuant to stock options exercisable within 60 days of 6/30/03. New Enterprise Associates is the general partner of NEA 9. Mr. Perry is a general partner of New Enterprise Associates. Mr. Perry disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in entities affiliated with New Enterprise Associates.
(12)	Includes 203,239 shares held by N&A Raza Revocable Trust UA dated 3/22/97 of which Mr. Raza and his spouse, Noreen Tirmizi Raza, are trustees.
(13)	Includes 118,761 shares that are subject to Magma’s lapsing right of repurchase and 1,179,128 shares issuable upon the exercise of options.

MANAGEMENT

The following table sets forth the names, offices and ages of each of our executive officers as of March 31, 2003:

Name	Age	Position
Rajeev Madhavan	37	Chairman and Chief Executive Officer
Roy E. Jewell	48	President, Chief Operating Officer and Director
Saeid Ghafouri	45	Senior Vice President, Worldwide Field Operations
Hamid Savoj	42	Senior Vice President, Product Development
Venktesh Shukla	49	Senior Vice President, Marketing and Business Development
Gregory C. Walker	49	Senior Vice President, Finance and Chief Financial Officer

Rajeev Madhavan, one of Magma’s founders, has served as Magma’s Chief Executive Officer and Chairman of the Board of Directors since Magma’s inception in April 1997. Mr. Madhavan served as Magma’s President from its inception until May 2001. Prior to co-founding Magma, from 1994 until 1997, Mr. Madhavan founded and served as the President and Chief Executive Officer of Ambit Design Systems, Inc., an electronic design automation software company, later acquired by Cadence Design Systems, Inc., an electronic design automation software company.

Roy E. Jewell has served as Magma’s President since May 2001 and as one of its directors since July 2001. Mr. Jewell has served as Magma’s Chief Operating Officer since March 2001. From March 1999 to March 2001, Mr. Jewell served initially as the Chief Executive Officer and later as a consultant at a company he co-founded, Clarisay, Inc., a supplier of surface acoustic wave filters. From 1998 to 1999, Mr. Jewell was a member of the CEO Staff at Avant! Corporation, a provider of software products for integrated circuit designs. From 1992 to 1998, Mr. Jewell was the President and Chief Executive Officer of Technology Modeling Associates, Inc. or TMA, subsequently acquired by Avant! Corporation. Prior to that time, Mr. Jewell served in various marketing positions at TMA.

Saeid Ghafouri has served as Magma’s Senior Vice President, Worldwide Field Operations since September 2002. From September 1999 to September 2002 Mr. Ghafouri was President and Chief Executive Officer of Empact Software, Inc., an enterprise software company. He served as president and Chief Executive Officer of an electronic design automation company, interHDL, which was acquired by Avant! Corporation, from April 1998 to September 1999. From 1996 to 1998, Mr. Ghafouri served in various management positions at Synopsys, Inc., most recently as Vice President—Business Development for library products. From 1986 to 1994, Mr. Ghafouri served in various positions in Sales, Marketing and Applications Engineering at Cadence Design Systems, Inc.

Hamid Savoj, one of Magma’s co-founders, has served as Magma’s Senior Vice President, Product Development, since September 2002. Previously, he served as Vice President, Product Development since July 2000. From April 1997 to July 2000 he served as Magma’s principal engineer. From 1994 to 1997, Mr. Savoj was a senior member of the consulting staff at Cadence Design Systems.

Venktesh Shukla has served as Magma’s Senior Vice President, Marketing and Business Development since September 2002. From April 1999 to January 2002, Mr. Shukla was Chief Executive Officer of Everypath, Inc., an enterprise mobile computing company. Prior to Everypath, Mr. Shukla served as Vice President of Marketing at Ambit Design Systems from 1996 to April 1999, where he was the key architect of Ambit’s successful entry into the logic synthesis market. From 1995 to 1996, Mr. Shukla served as Vice President of Marketing at Systems & Networks, Inc., an enterprise network planning software provider. From 1990 to 1994, Mr. Shukla held various positions at Cadence Design Systems, Inc., most recently as Vice President of Marketing.

Gregory C. Walker joined Magma in August 2002 as Vice President, Finance and Chief Financial Officer and in September 2002 became Senior Vice President, Finance and Chief Financial Officer. From April 1999 to

April 2002, Mr. Walker served as Chief Financial Officer, and most recently as Interim Chief Executive Officer, of Accrue Software, Inc., a provider of customer relationship management products. From 1997 to March 1999, Mr. Walker was Chief Financial Officer of Duet Technologies, Inc., a provider of semiconductor design services and software. From 1997 to 1997, Mr. Walker served as Chief Financial Officer of NeTpower, Inc., a manufacturer of workstations and servers. From 1990 to 1997, Mr. Walker served as Treasurer, Vice President of Finance and acting Chief Financial Officer of Synopsys, Inc., a supplier of electronic design automation solutions. Prior to Synopsys, Mr. Walker held various positions in financial operations at IBM Corp. and Xerox Corp.

EXECUTIVE COMPENSATION

The following table summarizes compensation paid to Magma’s Chief Executive Officer and Magma’s four other most highly paid executive officers (the “Named Executive Officers”) for services rendered in all capacities to Magma for the fiscal years ended March 31, 2003, 2002 and 2001.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Securities Underlying
Name and Principal Position	Year	Salary	Bonus(1)	Other		Options (#)
Rajeev Madhavan Chief Executive Officer	2003 2002 2001	$225,000 225,000 225,000	$90,000 150,000 70,875	$189 23,261 —	(2) (3)	60,000 42,857 300,000

Roy E. Jewell (4) President and Chief Operating Officer	2003 2002 2001	240,000 240,000 18,182	90,000 143,250 —	342 550,163 —	(2) (5)	60,000 85,714 428,570

Saeid Ghafouri (6) Sr. Vice President, Worldwide Field Operations	2003 2002 2001	374,608 — —	70,000 — —	166 — —	(2)	290,000 — —

Hamid Savoj (7) Senior Vice President, Product Development	2003 2002 2001	194,717 — —	160,700 — —	204 — —	(2)	50,000

Gregory C. Walker (8) Sr. Vice President, Finance and Chief Financial Officer	2003 2002 2001	146,122 — —	98,500 — —	220 — —	(2)	300,000 — —

Robert A. Sheffield (9) Vice President, Finance and Chief Financial Officer	2003 2002 2001	159,872 200,000 200,000	— 130,000 56,000	414 14,455 —	(2) (3)	— 21,428 34,285

(1)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year.

(2)	Represents group term life insurance payments.

(3)	Represents payment for vacation accrued and paid in fiscal year 2003.

(4)	Mr. Jewell joined Magma in March 2001.

(5)	Represents forgiveness of outstanding indebtedness pursuant to the terms of Mr. Jewell’s offer letter in March 2001. See “Certain Transactions and Related Party Transactions—Indebtedness of Management”.

(6)	Mr. Ghafouri was appointed an executive officer in January 2003.

(7)	Mr. Savoj was appointed an executive officer in January 2003.

(8)	Mr. Walker joined Magma in August 2002.

(9)	Mr. Sheffield resigned in August 2002.

Stock Options

The following tables set forth certain information with respect to stock options granted to and exercised by the named executive officers the fiscal 2003, and the number and value of the options held by each individual as of March 31, 2003. Unless otherwise noted, options vest ratably over 12 months beginning on the first month following the date of grant. The exercise price is equal to 100% of the fair market value of Magma’s common stock on the date of grant. The options have a maximum term of 10 years, but may terminate earlier in connection with certain events related to termination of employment.

Option Grants in Fiscal Year 2003

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year (%)(1)	Exercise Price Per Share ($)	Expiration Date
						5%	10%
Rajeev Madhavan	60,000		2.0157	$7.70	1/15/13	$290,549	$736,309
Roy E. Jewell	60,000		2.0157	7.70	1/15/13	290,549	736,309
Saeid Ghafouri	240,000	(3)	8.0628	10.98	9/18/12	1,657,263	4,199,830
	50,000		1.6797	9.20	11/7/12	289,292	733,122
Hamid Savoj	50,000		1.6797	9.20	11/7/12	289,292	733,122
Gregory C. Walker	250,000	(4)	8.3987	10.60	8/28/12	1,666,571	4,223,418
	50,000		1.6797	7.70	1/15/13	242,124	613,591
Robert A. Sheffield (5)	—		—	—	—	—	—

(1)	The percentage of total options granted is based on a total of 2,976,649 options granted to employees in fiscal year 2003.
(2)	The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent Magma’s estimates or projections of its future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.
(3)	190,000 shares vest at a rate of 25% on the first anniversary of the date of the option grant with the remaining shares vesting monthly over the following three years; the remaining 50,000 shares vest in connection with certain performance goals.
(4)	200,000 shares vest at a rate of 25% on the first anniversary of the date of the option grant with the remaining shares vesting monthly over the following three years; the remaining 50,000 shares vest in connection with certain performance goals.
(5)	Mr. Sheffield resigned in August 2002.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at March 31, 2003 (#)		Value of Unexercised In-the-Money Options at March 31, 2003 ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Rajeev Madhavan	—	—	202,142	200,715	$43,858	$16,287
Roy E. Jewell	—	—	84,285	61,429	124,215	43,073
Saeid Ghafouri	—	—	16,666	273,334	—	—
Hamid Savoj	14,000	$95,253	65,163	77,978	30,803	10,268
Gregory C. Walker	—	—	16,666	283,334	833	1667
Robert A. Sheffield	—	—	80,141	—	247,161	—

(1)	Calculated on the basis of the fair market value of the underlying securities at the exercise date minus the exercise price.
(2)	Calculated on the basis of the fair market value of the underlying securities at March 31, 2003 ($7.75 per share) minus the exercise price.

Employment Agreements and Change of Control Agreements

Magma does not have formal employment agreements with any of its executive officers.

For a description of the promissory note transactions with Mr. Jewell, see “Certain Relationships and Related Party Transactions—Indebtedness of Management.”

Magma’s named executive officers are party to stock option agreements that provide for acceleration of vesting upon specified events:

Rajeev Madhavan is party to an option agreement that provides for:

•	50% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination within 12 months of such change in control of Magma. Change in control means the acquisition of Magma by another entity in which Magma’s stockholders do not own more than 50% of the voting power of the surviving entity or the sale of all or substantially all of its assets.

Roy E. Jewell and Saeid Ghafouri each are party to option agreements that provide for:

•	25% vesting upon a change in control of Magma; and

•	50% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination within 12 months of the change in control of Magma.

Gregory C. Walker is party to an option agreement that provides for:

•	25% vesting upon a change in control of Magma; and

•	25% vesting upon a change in control of Magma which is followed by either termination without cause or constructive termination within 12 months of the change in control of Magma.

Gregory C. Walker and Saeid Ghafouri also are party to option agreements that provide for:

•	accelerated vesting upon the achievement of specified objectives mutually determined by Mr. Jewell and Mr. Madhavan.

The Compensation Committee Report, Stock Price Performance Graph, and Audit Committee Report that follow are required by the Securities and Exchange Commission. The information in these sections shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed “soliciting material” or filed under these Acts.

REPORT OF THE COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The Compensation Committee was established in August 2000. Currently, it is comprised of three non-employee directors. The Compensation Committee is responsible for developing and monitoring compensation arrangements for the executive officers of Magma; recommending guidelines for the review of performance and the establishment of compensation and benefit policies for all other employees; conducting those reviews, investigations and surveys it considers appropriate and necessary in the exercise of its duties; administering Magma’s stock option plans, Magma’s 2001 Employee Stock Purchase Plan and other compensation plans; and performing other activities and functions related to executive officer compensation as may be assigned from time to time by the Board of Directors. The Compensation Committee held three meetings during the fiscal year, has also met informally at various times during the year, and has made decisions by unanimous written consent. The Compensation Committee reviews and approves stock option grants for executive officers. In November 2002 the Compensation Committee approved the designation of the Chief Executive Officer and the President as the “Stock Option Committee” for purposes of approving regular monthly grants to newly hired employees and consultants and selective retention or meritorious grants as proposed by management. The Stock Option Committee is authorized to approve grants to non-executives only, subject to certain guidelines set forth by the Compensation Committee.

Compensation Committee Policy

At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for Magma’s Chief Executive Officer and Magma’s President and Chief Operating Officer. The Compensation Committee also acts on behalf of the Board of Directors to establish the general compensation policy for Magma’s executive officers. The President has the authority to establish the level of base salary payable to all other employees of Magma, including officers reporting to him, subject to the approval of the Compensation Committee. In addition, the President has the responsibility for approving the bonus programs to be in effect for all other officers and key employees each fiscal year, subject to the approval of the Compensation Committee. For fiscal year 2003, the process utilized by the President in determining officer compensation levels took into account both qualitative and quantitative factors.

The Compensation Committee believes that the compensation of the executive officers should be greatly influenced by Magma’s performance. Consistent with this philosophy, a designated portion of the compensation of the Chief Executive Officer and the President is contingent upon corporate performance and adjusted where appropriate, based on the executive officer’s performance against personal performance objectives.

Fiscal Year 2003 Executive Officer Compensation

Each executive officer’s compensation package consists of three elements:

•	base compensation, which reflects individual performance and is designed primarily to be competitive with salary levels in a comparative group;

•	variable or bonus compensation payable based on the achievement of financial performance goals and individual performance; and

•	long-term stock-based incentive compensation, which rewards Magma’s growth and increased stockholder value.

The base salaries and incentive compensation of, and stock option grants to, the executive officers are determined in part by the Compensation Committee in reliance on surveys of prevailing competitive salaries and equity practices in the technology sector for similar positions and by evaluating those salary standards against the achievement by Magma of its corporate goals. The cash and equity compensation of Magma’s executive officers was compared to equivalent data in the Radford Survey and competitive market compensation levels to determine base salary, target bonuses and target total cash compensation. The Radford Survey was selected because it provided reliable data from a large number of participating companies and focused primarily on the high technology sector. Magma’s cash and equity compensation levels were benchmarked against companies similar to Magma in terms of product or industry, geography, company stage and revenue levels. While the Radford Survey is a useful tool that Magma employs in evaluating executive compensation, Magma principally relies on competitive industry data. The Compensation Committee believes that the total cash compensation for Magma’s executive officers for fiscal year 2003 was competitive with the total cash compensation for executive officers at companies with which Magma competes for executives.

Incentive Compensation.    For fiscal year 2003, the Compensation Committee reviewed the Executive Bonus Plan and Magma’s performance objectives to be used for purposes of bonus determination. The Compensation Committee assigned a target bonus to each executive officer, which target bonus was either a precise dollar figure or a percentage of the executive officer’s base salary. The Compensation Committee also approved the performance objectives to be used for bonus determination, and the overall structure and mechanics of the Executive Bonus Plan. In June 2003, the Compensation Committee determined fiscal year 2003 bonus awards for executive officers pursuant to the Executive Bonus Plan. Bonuses were determined with reference to the percentage relationship of actual to targeted realization of Magma’s performance objectives, and were adjusted for individual performance.

Stock Options.    Long-term compensation provided to Magma’s executive officers has been in the form of stock options. Stock options are granted under Magma’s stock option plans according to guidelines that take into account the executive officer’s responsibility level, comparison with comparable awards to individuals in similar positions in the industry, Magma’s long-term objectives for maintaining and expanding technological leadership through product development and growth, Magma’s expected performance, the executive officer’s performance and contribution during the last fiscal year, and the executive officer’s existing holdings of unvested stock options. However, the Committee does not strictly adhere to these factors in all cases and will vary the size of the grant made to each executive officer as the particular circumstances warrant. Stock options typically have been granted to executive officers when the executive officer joins Magma, or in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Committee believes that equity-based compensation closely aligns the interests of executive officers with those of stockholders by providing an incentive to manage Magma with a focus on long-term strategic objectives set by Magma’s Board of Directors relating to growth and stockholder value. The Committee evaluated the performance of the executive officers against the strategic objectives for fiscal year 2003 set by the Board of Directors and concluded that such performance warrants the level of long-term compensation awarded them as set forth in “Executive Compensation—Option Grants in Fiscal Year 2003.” The Committee typically reexamines long-term compensation levels each year.

Stock Option grants generally allow the executive officer to acquire shares of common stock at the fair market value in effect on the date of grant. The options generally vest in a series of installments over a four-year period, contingent upon the executive officer’s continued employment with Magma. Accordingly, the option will provide a return to the executive officer only if he or she remains in Magma’s employ, and then only if the market price of the common stock appreciates over the option term. Subsequent grants may be made to executive officers when the Compensation Committee believes that the executive officer has demonstrated greater potential, achieved more than originally expected, or assumed expanded responsibilities. Additionally, subsequent grants may be made to remain competitive with similar companies. See “Executive Compensation—Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.”

Equity data from the Radford Survey is also used for general comparison purposes in determining stock option grants to executive officers; however, Magma relies principally upon competitive industry data. In fiscal year 2003, the Compensation Committee, in its discretion, granted stock options to the five named executive officers. Stock options granted to all employees generally become exercisable over a four-year period and are generally granted at a price that is equal to the fair market value of the common stock on the date of grant. The stock options have a ten-year term.

2001 Employee Stock Purchase Plan.    Magma’s 2001 Employee Stock Purchase Plan (“2001 Purchase Plan”), which Magma’s stockholders approved in August 2001, became effective in connection with Magma’s initial public offering. Employees, including executive officers, but excluding 5% or greater stockholders, are eligible to participate through payroll deductions of up to 15% of their compensation, subject to a purchase limitation of $25,000 of fair market value per calendar year, as set forth under the 2001 Purchase Plan. Such payroll deductions accumulate over a three-month accumulation period without interest. Shares of common stock are purchased at the end of the accumulation period at a price equal to 85% of the fair market value per share of common stock on either the first day preceding the offering period or the last date of the accumulation period, whichever is less.

Fiscal Year 2003 Chief Executive Officer Compensation

Compensation for the Chief Executive Officer is determined through a process similar to that discussed above for the other executive officers. Mr. Madhavan’s base salary, target bonus, performance objectives and schedule of adjustment to the target bonus were established by the Committee. Mr. Madhavan’s base salary level and target bonus were based upon the Compensation Committee’s discretionary evaluation of a number of factors, including the Radford Survey. For fiscal 2003, the Compensation Committee established Mr. Madhavan’s base salary at $225,000 and awarded Mr. Madhavan a cash bonus of $90,000. Mr. Madhavan’s bonus was determined with reference to the percentage relationship of actual to targeted realization of Magma’s performance objectives, adjusted upwards in recognition of Mr. Madhavan’s individual performance, particularly in light of the difficult current economy. Mr. Madhavan was awarded a stock option grant of 60,000 shares during fiscal year 2003, which vests ratably over a 12-month period. Mr. Madhavan was not eligible to participate in the 2001 Employee Stock Purchase Plan.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a $1.0 million limit on the tax deductibility of compensation paid or accrued with respect to a covered employee of a publicly-held corporation. The Compensation Committee believes that all compensation realized in fiscal year 2003 by the executive officers is deductible under Section 162(m). It is the general intention of the Compensation Committee to comply with 162(m), and Magma’s option plan complies with the requirements of that section to permit deductibility; however, Magma reserves the right to pay compensation that is not deductible if the Committee determines that it is appropriate to do so.

Compensation Committee

Rajesh Parekh, Chairman

Mark W. Perry

Timothy J. Ng

STOCK PRICE PERFORMANCE GRAPH

The following graph shows the cumulative total stockholder return (change in stock price plus reinvested dividends) assuming the investment of $100 on November 20, 2001 (the day of Magma’s initial public offering) in Magma common stock and on October 31, 2001 in each of the S&P 500 Index, the Nasdaq Stock Market (U.S.) Index, the Nasdaq Computer & Data Processing Index and the S&P Application Software Index. The comparisons in the table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the common stock.

	Cumulative Total Return
	11/01(1)	3/02	3/03
MAGMA DESIGN AUTOMATION, INC.	100.00	149.69	59.62
S & P 500 INDEX	100.00	108.91	81.95
NASDAQ STOCK MARKET (U.S.) INDEX	100.00	109.15	80.12
NASDAQ COMPUTER & DATA PROCESSING INDEX	100.00	110.01	80.10
S & P APPLICATION SOFTWARE INDEX	100.00	123.86	62.65

(1)	$100 invested on 11/20/01 in Magma common stock and on 10/31/01 in index positions, including reinvestment of dividends. Fiscal year ending March 31.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is currently composed of three directors, each of whom qualifies as “independent” under the current listing requirements of The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter amended by the Board of Directors and the Audit Committee in June 2002.

In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Magma’s management, which has the primary responsibility for internal controls and financial statements and reports, and of the independent accountants, who are responsible for performing an independent audit of Magma’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Magma’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

Within this framework, the Audit Committee reviewed and discussed with management Magma’s audited financial statements as of and for the year ended March 31, 2003. The Audit Committee also discussed with KPMG LLP (“KPMG”) the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee received the written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with KPMG, the independence of that firm.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Magma’s Annual Report on Form 10-K for the year ended March 31, 2003.

Magma’s engagement with KPMG extended through the filing of Magma’s Annual Report on Form 10-K, which included KPMG’s unqualified opinion on the financial statements for the fiscal year ended March 31, 2003.

On June 24, 2003, the Audit Committee dismissed KPMG as its independent accountants and retained PricewaterhouseCoopers LLP (“PwC”) as its new independent accountants. The decision to change accountants was approved by Magma’s Audit Committee. Based on its review of the capabilities and proposals of different accounting firms, the Committee selected PwC as Magma’s independent accountants. On June 27, 2003, Magma filed a Current Report on Form 8-K with the Securities and Exchange Commission to announce this change.

Audit Committee

Mark W. Perry (Chairman)

S. Atiq Raza

Rajesh Parekh

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Indebtedness of Management

In October 2001, Roy E. Jewell, Magma’s President and a member of the Board of Directors, exercised options to purchase 428,570 shares of Magma’s common stock by executing a full-recourse promissory note in the amount of $4,499,701 bearing interest of 5.5% per annum and due in March 2006. Pursuant to the terms of the note, on each of March 5, 2002 and 2003, the Company forgave $540,000 of principal and interest in the amounts of $10,660 and $43,911, respectively. The largest amount outstanding under this promissory note during fiscal 2003 was $4,258,915, including accrued interest, as of March 5, 2003. As of March 31, 2003, Mr. Jewell had outstanding indebtedness of $3,691,789 in remaining principal and accrued interest.

On May 14, 2003, Magma repurchased 209,753 shares of its common stock from Mr. Jewell for an aggregate purchase price of $3,565,806, or $17.00 per share, which was the closing sale price of the common stock on the date of the repurchase, and Mr. Jewell repaid his indebtedness to Magma in the same amount. On that date, Magma also granted Mr. Jewell an option to purchase 297,393 shares of its common stock at an exercise price of $7.00 per share. Of the 297,393 shares, 209,753 shares were immediately vested and the remaining 87,640 shares vest monthly over a 22-month period.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

Proposals of stockholders of Magma that are intended to be presented by such stockholders at Magma’s 2004 Annual Meeting must be received by the Secretary of Magma no later than March 30, 2004 in order that they may be included in Magma’s proxy statement and form of proxy relating to that meeting.

A stockholder proposal not included in Magma’s proxy statement for the 2004 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of Magma at the principal executive offices of Magma and otherwise complies with the provisions of Magma’s bylaws. To be timely, the bylaws provide that Magma must have received the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, Magma must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day Magma mailed notice of the annual meeting date or provided public disclosure of the meeting date or (ii) two days prior to the scheduled date of the annual meeting.

OTHER MATTERS

Magma knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

PAYMENT OF COSTS

The expense of printing, mailing proxy materials and solicitation of proxies will be borne by Magma. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of Magma by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. Magma will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the common stock. Magma has retained Mellon Investor Services to assist in soliciting proxies, for a fee of approximately $9,500 plus reasonable out-of-pocket expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, Magma’s directors, executive officers and any persons holding more than 10% of Magma’s common stock are required to report their initial ownership of Magma’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Magma is required to identify in this Proxy Statement those persons who failed to timely file these reports. To Magma’s knowledge, based solely on a review of such reports furnished to Magma and written representations that no other reports were required during the fiscal year ended March 31, 2003, Magma believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal year 2003.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

By Order of the Board of Directors

Rajeev Madhavan

Chairman of the Board and

Chief Executive Officer

July 18, 2003

Magma’s 2003 Annual Report on Form 10-K has been mailed with this Proxy Statement. Magma will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting Stockholder. Any such request should be addressed to Magma at 2 Results Way, Cupertino, CA 95014, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of July 14, 2003, the stockholder was entitled to vote at the Annual Meeting.

Exhibit A

MAGMA DESIGN AUTOMATION, INC.

2001 STOCK INCENTIVE PLAN

(Adopted by the Board on May 4, 2001 and Amended by the Compensation Committee of the Board on July 14, 2003, subject to stockholder approval at the 2003 Annual Meeting of Stockholders)

-i-

(c)	Committee Procedures	6
(d)	Committee Responsibilities	6

SECTION 4. ELIGIBILITY		7
(a)	General Rule	7
(b)	Outside Directors	7
(c)	Ten–Percent Stockholders	10
(d)	Attribution Rules	10
(e)	Outstanding Stock	10

SECTION 5. STOCK SUBJECT TO PLAN		10
(a)	Basic Limitation	10
(b)	Annual Increase in Shares	10
(c)	Additional Shares	11
(d)	Dividend Equivalents	11

SECTION 6. RESTRICTED SHARES		11
(a)	Restricted Stock Agreement	11
(b)	Payment for Awards	11
(c)	Vesting	11
(d)	Voting and Dividend Rights	11

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES		12
(a)	Duration of Offers and Nontransferability of Rights	12
(b)	Withholding Taxes	12
(c)	Restrictions on Transfer of Shares	12

SECTION 8. TERMS AND CONDITIONS OF OPTIONS		12
(a)	Stock Option Agreement	12
(b)	Number of Shares	12
(c)	Exercise Price	12
(d)	Withholding Taxes	13
(e)	Exercisability and Term	13
(f)	Nontransferability	13
(g)	Exercise of Options Upon Termination of Service	13
(h)	Effect of Change in Control	13
(i)	Leaves of Absence	14
(j)	No Rights as a Stockholder	14
(k)	Modification, Extension and Renewal of Options	14
(l)	Restrictions on Transfer of Shares	14
(m)	Buyout Provisions	14

SECTION 9. PAYMENT FOR SHARES		14
(a)	General Rule	14
(b)	Surrender of Stock	14
(c)	Services Rendered	15
(d)	Cashless Exercise	15

-ii-

(e)	Exercise/Pledge	15
(f)	Promissory Note	15
(g)	Other Forms of Payment	15

SECTION 10. STOCK APPRECIATION RIGHTS		15
(a)	SAR Agreement	15
(b)	Number of Shares	15
(c)	Exercise Price	16
(d)	Exercisability and Term	16
(e)	Effect of Change in Control	16
(f)	Exercise of SARs	16
(g)	Special Holding Period	16
(h)	Special Exercise Window	16
(i)	Modification or Assumption of SARs	17

SECTION 11. STOCK UNITS.		17
(a)	Stock Unit Agreement	17
(b)	Payment for Awards	17
(c)	Vesting Conditions	17
(d)	Voting and Dividend Rights	17
(e)	Form and Time of Settlement of Stock Units	17
(f)	Death of Recipient	18
(g)	Creditors’ Rights	18

SECTION 12. ADJUSTMENT OF SHARES		18
(a)	Adjustments	18
(b)	Dissolution or Liquidation	19
(c)	Reorganizations	19
(d)	Reservation of Rights	19

SECTION 13. DEFERRAL OF AWARDS		19

SECTION 14. AWARDS UNDER OTHER PLANS		20

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.		20
(a)	Effective Date	20
(b)	Elections to Receive NSOs, Restricted Shares or Stock Units	20
(c)	Number and Terms of NSOs, Restricted Shares or Stock Units	20

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS		20

SECTION 17. WITHHOLDING TAXES		21
(a)	General	21
(b)	Share Withholding	21

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS		21
(a)	Scope of Limitation	21
(b)	Basic Rule	21

-iii-

(c)	Reduction of Payments	21
(d)	Overpayments and Underpayments	22
(e)	Related Corporations	22

SECTION 19. NO EMPLOYMENT RIGHTS		22

SECTION 20. DURATION AND AMENDMENTS		22
(a)	Term of the Plan	22
(b)	Right to Amend or Terminate the Plan	22
(c)	Effect of Amendment or Termination	23

SECTION 21. EXECUTION		23

-iv-

MAGMA DESIGN AUTOMATION, INC.

2001 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on May 4, 2001. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2. DEFINITIONS.

(a) “ Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one of more Subsidiaries own not less than 50% of such entity.

(b) “ Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c) “ Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d) “ Change in Control” shall mean the occurrence of any of the following events:

(i) A change in the composition of the Board of Directors occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either:

(A) Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B) Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii) Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the

Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii) The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity;

(iv) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(v) Both:

(A) Any “person” (as defined below) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s Base Capital Stock; except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; and

(B) The beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the continuing directors.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the later of (1) May 4, 2001 or (2) the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsections (d)(ii) and (v) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(e) “ Code” shall mean the Internal Revenue Code of 1986, as amended.

(f) “ Committee” shall mean the committee designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g) “ Company” shall mean MAGMA DESIGN AUTOMATION, INC., a Delaware corporation.

(h) “ Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor or a member of the board of directors of a Parent or a Subsidiary who is not an Employee. Service as a Consultant shall be considered Service for all purposes of the Plan.

(i) “ Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j) “ Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “ Exercise Price” shall mean, in the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(l) “ Fair Market Value” with respect to a Share, shall mean the market price of one Share of Stock, determined by the Committee as follows:

(i) If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the “Pink Sheets” published by the National Quotation Bureau, Inc.;

(ii) If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii) If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m) “ ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n) “ Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o) “ Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p) “ Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q) “ Optionee” shall mean an individual or estate who holds an Option or SAR.

(r) “ Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan, except as provided in the second sentence of Section 4(a).

(s) “ Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “ Participant” shall mean an individual or estate who holds an Award.

(u) “ Plan” shall mean this 2001 Stock Incentive Plan of MAGMA DESIGN AUTOMATION, INC., as amended from time to time.

(v) “ Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “ Restricted Share” shall mean a Share awarded under the Plan.

(x) “ Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y) “ SAR” shall mean a stock appreciation right granted under the Plan.

(z) “ SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa) “ Service” shall mean service as an Employee, Consultant or Outside Director.

(bb) “ Share” shall mean one share of Stock, as adjusted in accordance with Section 9 (if applicable).

(cc) “ Stock” shall mean the Common Stock of the Company.

(dd) “ Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his Option.

(ee) “ Stock Purchase Agreement” shall mean the agreement between the Company and an Offeree who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(ff) “ Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(gg) “ Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(hh) “ Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ii) “ Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than 12 months.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy

(i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b) Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence.

(c) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(d) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Offerees and Optionees;

(vi) To determine the number of Shares to be offered to each Offeree or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price, the vesting of the award (including accelerating the vesting of awards) and to specify the provisions of the Stock Purchase Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, the vesting or duration of the Option (including accelerating the vesting of the Option), to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(ix) To amend any outstanding Stock Purchase Agreement or Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Offeree or Optionee who entered into such agreement;

(x) To prescribe the consideration for the grant of each Option or other right under the Plan and to determine the sufficiency of such consideration;

(xi) To determine the disposition of each Option or other right under the Plan in the event of an Optionee’s or Offeree’s divorce or dissolution of marriage;

(xii) To determine whether Options or other rights under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Stock Option Agreement or any Stock Purchase Agreement; and

(xiv) To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4. ELIGIBILITY

.

(a) General Rule. Only Employees shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs, and grants to Outside Directors shall comply with the provisions of Section 4(b).

(b) Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

(i) Outside Directors shall only be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options and SARs.

(ii) Each Outside Director who first joins the Board of Directors after the date of adoption of the Plan shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase fifty thousand (50,000) Shares (subject to adjustment under Section 12) on the first business day after his or her election to the Board of Directors.

(iii) On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders after such Outside Director’s appointment or election to the Board of Directors, commencing with the annual meeting occurring after the adoption of the Plan, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase twenty thousand (20,000) Shares, subject to adjustment under Section 12. Each Outside Director who is not initially elected at a regular annual meeting of the Company’s stockholders shall receive an Option to purchase a pro rata portion of twenty thousand (20,000) Shares within ten business days of his or her election based on the number of full months remaining from date of election until the next regular annual meeting of the Company’s stockholders divided by 12. Any fractional shares resulting from such calculation shall be rounded up to the nearest whole number.

(iv) The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 9(a), (b) and (d).

(v)

(A) The vesting schedule for the Shares subject to each Option granted under Section 4(b)(ii) shall be as follows. Twenty-five percent (25%) of the Shares subject to each Option granted under Section 4(b)(ii) shall become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to each Option (i.e., the remaining seventy-five percent (75%)) granted under Section 4(b)(ii) shall become exercisable monthly over a three-year period beginning on the date which is one month after the first anniversary of the date of grant. Accordingly, the balance of the Shares shall vest, from and after the date, which is one month after the first anniversary of the date of grant, at a monthly rate of 2.08333% of the total number of Shares subject to such Options.

(B) The vesting schedule for the Shares subject to each Option granted under Section 4(b)(iii) shall be as follows. One hundred percent (100%) of the Shares subject to each Option granted under Section 4(b)(iii) shall become exercisable on the day immediately prior to the annual meeting of stockholders in the year immediately following the year of grant.*

(C) Notwithstanding the foregoing, each Option shall become exercisable in full (100%) in the event that a Change in Control occurs with respect to the Company.

(vi) Subject to Sections 4(b)(vii) and (viii), all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the tenth anniversary of the date of grant of such Options.

(vii) If an Optionee’s Service terminates for any reason other than death, then his or her Options shall expire on the earliest of the following occasions:

(A) The expiration date determined pursuant to Section 4(b)(vi) above;

(B) The date six months after the termination of the Optionee’s Service, if the termination occurs because of his or her Total and Permanent Disability; or

(C) The date three months after the termination of the Optionee’s Service for any reason other than Total and Permanent Disability.

The Optionee may exercise all or part of his or her Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before his or her Service terminated. The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Options, all or part of such Options may be exercised at any time prior to their expiration by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan, but only to the extent that such Options had become exercisable before his or her Service terminated.

(viii) If an Optionee dies while he or she is in Service, then his or her Options shall expire on the earlier of the following dates:

(A) The expiration date determined pursuant to Section 4(b)(vi) above; or

* On July 14, 2003, this section was amended by the Compensation Committee of the Board of Directors of Magma, subject to the approval of Magma’s stockholders at the 2003 Annual Stockholder Meeting.

(B) The date six months after his or her death.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of his or her estate or by any person who has acquired such Options directly from him or her by bequest, inheritance or beneficiary designation under the Plan.

(ix) No Option shall be transferable by the Optionee other than by will, by written beneficiary designation or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

(c) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(6) of the Code.

(d) Attribution Rules. For purposes of Section 4(d) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e) Outstanding Stock. For purposes of Section 4(d) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5. STOCK SUBJECT TO PLAN

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Options, SARs, Stock Units and Restricted Shares awarded under the Plan shall not exceed Two Million (2,000,000) Shares, plus the additional Shares described in Sections (b) and (c). The limitation of this Section 5(a) shall be subject to adjustment pursuant to Section 12.

(b) Annual Increase in Shares. As of January 1 of each year, commencing with the year 2002, the aggregate number of Options, SARs, Stock Units and Restricted Shares that may be awarded under the Plan shall automatically increase by a number equal to the lesser of (i) Six Million (6,000,000) shares, (ii) six percent (6%) of the fully diluted outstanding shares of Stock of the Company on such date or (iii) a lesser amount determined by the Board. The aggregate number of Shares that may be issued under the Plan shall at all times be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(c) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available in Section 5(a) and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Shares are forfeited.

(d) Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option) shall automatically expire if not exercised by the Offeree 30 days after the grant of such right was communicated to him by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(b) Withholding Taxes. As a condition to the purchase of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

(c) Restrictions on Transfer of Shares. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in a form described in Section 9(b).

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12. Options granted to an Optionee in a single fiscal year of the Company shall not cover more than One Million (1,000,000) Shares, subject to adjustment in accordance with Section 12.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(d), and the Exercise Price of an NSO shall not be less than the par value of the Shares subject to such NSO. Subject to the foregoing in this Section 8(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 9.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(d)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 8(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Nontransferability. During an Optionee’s lifetime, his or her Option(s) shall be exercisable only by the Optionee and shall not be transferable. In the event of an Optionee’s death, his or her Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

(g) Exercise of Options Upon Termination of Service. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(h) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, subject to the following limitations:

(i) In the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent.

(ii) If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

(i) Leaves of Absence. An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any subsidiary) as determined in the sole discretion of the Board of Directors. For purposes of Options, Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s Service will be treated as terminating 90 days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(j) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 12.

(k) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

(l) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(m) Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 9. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Sections 9(b) through 9(g) below.

(b) Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative for more than 12 months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

(d) Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Promissory Note. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note. However, the par value of the Common Shares being purchased under the Plan, if newly issued, shall be paid in cash or cash equivalents.

(g) Other Forms of Payment. To the extent that a Stock Option Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 10. STOCK APPRECIATION RIGHTS.

(a) SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b) Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than One Million (1,000,000) Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Section 12.

(c) Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

(d) Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company, subject to the following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of exercisability shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

(f) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Special Holding Period. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR shall not be exercised for cash unless both it and the related Option have been outstanding for more than six months.

(h) Special Exercise Window. To the extent required by Section 16 of the Exchange Act or any rule thereunder, an SAR may only be exercised for cash during a period which (a) begins on the third business day following a date when the Company’s quarterly summary statement of sales and earnings is released to the public and (b) ends on the twelfth business day following such date. This Section 10(h) shall not apply if the exercise occurs automatically on the date when the related Option expires, and the Committee may determine that it shall not apply to limited SARs that are exercisable only in the event of a Change in Control.

(i) Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, may alter or impair his or her rights or obligations under such SAR.

SECTION 11. STOCK UNITS.

(a) Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company, except as provided in the next following sentence. If the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a “pooling of interests” for financial reporting purposes, and if such transaction in fact is so treated, then the acceleration of vesting shall not occur to the extent that the Company’s independent accountants and such other party’s independent accountants separately determine in good faith that such acceleration would preclude the use of “pooling of interests” accounting.

(d) Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e) Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g) Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 12. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii) The limitations set forth in Sections 4(c), 8(b) and 10(b);

(iii) The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv) The number of Shares covered by each outstanding Option and SAR;

(v) The Exercise Price under each outstanding Option and SAR; or

(vi) The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 12, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d) Reservation of Rights. Except as provided in this Section 12, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 13. DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

a)	Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

b)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

c)	Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Section 13 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 13.

SECTION 14. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 15. PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a) Effective Date. No provision of this Section 15 shall be effective unless and until the Board has determined to implement such provision.

(b) Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 15 shall be filed with the Company on the prescribed form.

(c) Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 16. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable.

SECTION 17. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 18. LIMITATION ON PARACHUTE PAYMENTS.

(a) Scope of Limitation. This Section 18 shall apply to an Award unless the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall not be subject to this Section 18. If this Section 18 applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(b) Basic Rule. In the event that the independent auditors most recently selected by the Board (the “Auditors”) determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 18, the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

(c) Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of Section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Section 18, present value shall be determined in accordance with Section 280G(d)(4) of the Code. All determinations made by the Auditors under this Section 18 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(d) Overpayments and Underpayments. As a result of uncertainty in the application of Section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Section 7872(f)(2) of the Code.

(e) Related Corporations. For purposes of this Section 18, the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Section 280G(d)(5) of the Code.

SECTION 19. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 20. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on May 4, 2011 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the person to whom the Option was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 21. EXECUTION.

To record the adoption of the Plan by the Board of Directors effective as of May 4, 2001, the Company has caused its authorized officer to execute the same.

MAGMA DESIGN AUTOMATION, INC.

By:	/s/ RAJEEV MADHAVAN
Title:

P R O X Y

MAGMA DESIGN AUTOMATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes RAJEEV MADHAVAN, ROY E. JEWELL or GREGORY C. WALKER, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Magma Design Automation, Inc. (the “Company”) to be held at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California on August 29, 2003 at 10:00 a.m., or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, FOR Proposals 2 and 3, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

é  FOLD AND DETACH HERE  é

The Board of Directors recommends a vote FOR the election of directors and FOR Proposals 2 and 3.	Please mark your votes as ☒ indicated in this example.

1.    To elect (01) Timothy J. Ng and (02) Chet Silvestri as the Class II directors of the Company to serve until the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR ALL NOMINEES ☐	WITHHELD FROM ALL NOMINEES ☐	(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below): For all nominees except as noted above

2. To amend the 2001 Stock Incentive Plan to change the vesting applicable to annual non-employee director grants;
FOR ☐	AGAINST ☐	ABSTAIN ☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants.			4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.
FOR ☐	AGAINST ☐	ABSTAIN ☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted “FOR” the election of directors and “FOR” Proposals 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature	Date

Please sign where indicated above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

é  FOLD AND DETACH HERE  é

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time on August 28, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

http://www.eproxy.com/lava

Use the Internet to vote your proxy. Have
your proxy card in hand when you access
the web site. You will be prompted to enter
your control number, located in the box
below, to create and submit an electronic
ballot.

OR

Telephone

1-800-435-6710

Use any touch-tone telephone to vote
your proxy. Have your proxy card in
hand when you call. You will be
prompted to enter your control number,
located in the box below, and then
follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the Internet at: http://www.eproxy.com/lava